EXHIBIT 22


                   SHELTER PROPERTIES VII LIMITED PARTNERSHIP

                                 Subsidiary List


Name of Subsidiary                 State of Incorporation/Formation    Date


Governors Park Apartments VII
  Limited Partnership              South Carolina                      1993

Shelter VII GP
  Limited Partnership              South Carolina                      1993